Exhibit 99.2

SITO Mobile Issues Letter to Shareholders

JERSEY CITY, N.J., January 13, 2015 — SITO Mobile Ltd. (OTCQB: SITO), a leading mobile engagement platform provider, today announced the Company has issued a letter to shareholders.

Highlights of the letter include:

-Discussion of SITO Mobile’s progress and strategy from a corporate and financial perspective

-Market dynamics driving programmatic location-based advertising

-Review of the Company’s acquisition of DoubleVision Networks

-Recent corporate developments including a new leadership team comprised of a new CEO and several new board members

-Successful completion of the Company’s second licensing deal via VideoStar LLC.

-Overview of the $10 million strategic financing from Fortress Investment Group.

To read the Letter to Shareholders in full, please visit: http://content.stockpr.com/singletouch/media/d9bba22f141167982b0905f1a8fd0b54.pdf

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information visit www.sitomobile.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Investor Relations:
Robert Haag
IRTH Communications
sito@irthcommunications.com
866-976-4784